Exhibit 99.2

SCAN TO
VIEW MATERIALS & VOTE

SILVERBOW RESOURCES, INC.
920 MEMORIAL CITY WAY
SUITE 850
HOUSTON, TX 77024

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time on [TBD], 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SBOW2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time on [TBD], 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V52869-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SILVERBOW RESOURCES, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	***The SilverBow Merger Proposal:*** To adopt that certain Agreement and Plan of Merger, dated May 15, 2024, by and among Crescent Energy Company ("Crescent"), Artemis Acquisition Holdings Inc., Artemis Merger Sub Inc., Artemis Merger Sub II LLC and SilverBow Resources, Inc. ("SilverBow"), whereby, upon the terms and subject to the conditions set forth therein, SilverBow will be acquired by Crescent pursuant to a series of mergers (the "Mergers").	☐	☐	☐
2.	***The SilverBow Advisory Compensation Proposal:*** To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to SilverBow's named executive officers that is based on or otherwise relates to the Mergers.	☐	☐	☐
3.	***The SilverBow Adjournment Proposal:*** To approve one or more adjournments of the SilverBow special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the SilverBow special meeting to approve the SilverBow Merger Proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders, including joint owners, must each sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.
V52870-TBD
SILVERBOW RESOURCES, INC.
Special Meeting of Stockholders
[TBD], 2024 [TBD] Central Time
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Sean C. Woolverton, Christopher M. Abundis and Steven W. Adam, or any of them, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of SilverBow Resources, Inc. ("SilverBow") that the undersigned is entitled to vote at the special meeting of SilverBow stockholders to be held at [TBD] Central Time on [TBD], 2024, via live webcast at
www.virtualshareholdermeeting.com/SBOW2024SM, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the proposals.
Continued and to be signed on reverse side